Exhibit 32.1

SECTION 1350 CERTIFICATION

The undersigned officer of Biota Pharmaceuticals, Inc., or the Company, hereby certifies that, as of the date of this statement, the Company’s report on Form 10-Q for the quarter ended December 31, 2012, or the Report, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that, to the best of his knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2012 and the results of operations of the Company for the six months ended December 31, 2012.

The purpose of this certification is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.

In connection with the Quarterly Report on Form 10-Q of Biota Pharmaceuticals, Inc. (the “Company”) for the quarter ending December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Russell H. Plumb, as Chief Executive Officer and President of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 11, 2013	By:	/s/ Russell H Plumb
Russell H Plumb
Chief Executive Officer and President
(Principal Executive Officer and Principal Financial Officer)